Exhibit 99.1

Press Release For Immediate Release	Contact: David A. Brager President and Chief Executive Officer (909) 980-4030

CVB Financial Corp. Announces New Board Member

Ontario, Calif., June 15, 2022—CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), is pleased to announce the appointment of Kimberly Sheehy as a Board Member. Ms. Sheehy was also named a Director of CBB. Her appointment increases the current total authorized board members for each of CVBF and CBB from eight to nine. Ms. Sheehy will serve as Chair of CVBF’s Audit Committee and as a member of CVBF’s Compensation Committee and Nominating and Corporate Governance Committee, in addition to serving as a member of CBB’s Risk Management Committee, Balance Sheet Management Committee and Trust Services Committee.

“We are very pleased to welcome Kim Sheehy to join our Boards of Directors,” said Hal W. Oswalt, Chairman of the Boards of CVBF and CBB. “Kim’s recognized expertise in finance, accounting, financial analysis and technology will add to the depth and breadth of each of our Boards as CVBF and CBB continue to execute on our growth strategy. In addition, Kim’s current experience as a director and audit committee chair of several prominent public companies will position her to make immediate, positive contributions to our Boards’ deliberations and oversight. We are also proud of our continuing endeavor to enhance diversity on our Boards and throughout our organization.”

Ms. Sheehy is a seasoned financial executive with more than 30 years of successful experience across the telecommunications, technology, SaaS, data center, software development, and REIT industries. Throughout her distinguished career as an executive, she held senior leadership positions at companies including StackPath, CyrusOne and Cincinnati Bell.

Ms. Sheehy holds a B.S. in Accounting from the University of Cincinnati and is a Certified Public Accountant. In 2013, she was named CFO of the Year by the Dallas Business Journal.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with approximately $17 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services with more than 60 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and Central California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVBF, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2021, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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